Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 10, 2023, with respect to the consolidated financial statements of Allkem Limited included in the proxy statement/prospectus of Livent Corporation that is made a part of the registration statement on Form S-4 and prospectus of Allkem Livent plc for, among other things, the registration of ordinary shares of Allkem Livent plc.

/s/ Ernst & Young

Brisbane, Australia
July 20 , 2023